EXHIBIT 10.1
TERMINATION AGREEMENT
This Termination Agreement (this "Agreement") is dated as of October 29, 2019, by and between Triton International Limited, a Bermuda exempted company incorporated with limited liability (the "Company") and Bharti Global Limited (the "Sponsor Shareholder").
RECITALS:
WHEREAS, the Company and the Sponsor Shareholder are parties to the Sponsor Shareholders Agreement (Warburg Pincus), dated as of November 9, 2015, as amended on July 11, 2016 (the "Sponsor Shareholders' Agreement"); and
WHEREAS, the Company and the Sponsor Shareholder desire to terminate the Sponsor Shareholders' Agreement, effective immediately, and any and all of the rights, obligations and provisions thereunder, except as set forth in this Agreement.
AGREEMENT:
NOW, THEREFORE, in consideration of and subject to the mutual agreements, terms and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
Section 1.Termination. Subject to the terms and conditions set forth herein, the Sponsor Shareholders' Agreement, and the rights and obligations of the parties thereunder, is hereby terminated, effective immediately, and shall be null and void and no longer of any force or effect; provided, however, that (A) the provisions of Section 4.02, Section 4.03, Article VI and, as it relates to the foregoing provisions, Article I of the Sponsor Shareholders' Agreement shall survive the termination of the Sponsor Shareholders' Agreement and remain valid and binding obligations of the parties in accordance with their terms, and (B) such termination shall not relieve any party from any liability with respect to breaches of the Sponsor Shareholders' Agreement prior to such termination.

Section 2.Representations and Warranties. Each party to this Agreement hereby represents and warrants to the other parties that: (a) it has full power, authority and capacity, as applicable, to enter into this Agreement and to perform its obligations hereunder in accordance with its provisions, (b) this Agreement has been duly authorized, executed and delivered by such party, and (c) this Agreement constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

Section 3.Further Assurances. In connection with this Agreement, the Company and the Sponsor Shareholder shall execute and deliver any additional documents and instruments and perform any additional acts that the Sponsor Shareholder reasonably determines to be necessary or appropriate to effectuate and perform the provisions of this Agreement.

Section 4.Miscellaneous.
4.1    Governing Law. This Agreement and any dispute arising out of, relating to or in connection with this Agreement, shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any conflicts of law provisions thereof that would result in the application of the laws of any other jurisdiction.

4.2    Consent to Jurisdiction. Each party hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Delaware Chancery Court located in Wilmington, Delaware (or, if the Delaware Chancery Court declines to accept jurisdiction over a particular matter, the United States District Court for the District of Delaware) and any appellate court therefrom for any dispute arising out of or in connection with this Agreement (and each party agrees that service of any process, summons, notice or document by U.S. registered mail to the address set forth in Section 6.02 of the Sponsor Shareholders' Agreement shall be effective service of process for any action, suit or proceeding brought against it in any such court, provided that nothing in this Section 4.2 shall affect the right of any party to serve legal process in any other manner permitted by law). Each party hereto hereby irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any proceeding arising out of this Agreement in any court specified in the immediately preceding sentence, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such proceeding brought in any such court has been brought in an inconvenient forum.

4.3    Waiver of Jury Trial. THE PARTIES ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.3.

4.4    Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company, the Sponsor Shareholder and their respective heirs, legal representatives, executors, administrators, successors and permitted assigns.

4.5    Third Party Beneficiaries. Except as otherwise expressly provided in this Agreement, this Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto, and it does not create or establish any third party beneficiary hereto.

4.6    Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

4.7    Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Facsimile, .pdf and other electronic signatures to this Agreement shall have the same effect as original signatures.

4.8    Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties and supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first set forth above.

COMPANY

TRITON INTERNATIONAL LIMITED

By: /s/ JOHN BURNS
Name: John Burns
Title: Chief Financial Officer

SPONSOR SHAREHOLDER

BHARTI GLOBAL LIMITED

By: /s/ SEIKANTH BALACHANDRAN
Name: Seikanth Balachandran
Title: Director